UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

One Horizon Group, Inc.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g)and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which he filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ONE HORIZON GROUP, INC.

T1-017 Tierney Building, University of Limerick

Limerick, Ireland

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

One Horizon Group, Inc. (“OHGI” or the “Company”) will hold a Special Meeting of Stockholders (the “Special Meeting”) at 1450 Broadway, Floor 26, New York NY 10018, on April 14, 2017 (the “Meeting Date”), at 10:00 AM (Eastern Standard Time).  You may attend the Special Meeting in person or telephonically by dialing in (+1) 712-432-0080, access code 512917#. We are holding the Special Meeting for the following purposes:

1)	To approve and authorize the Board of Directors to effect a reverse split of the Company’s issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”); and
2)	To transact such other business as may properly come before the Special Meeting and any postponement or adjournment thereof

Holders of record of OHGI common stock at the close of business on March 13, 2017 (the “Record Date”), are entitled to vote at the Special Meeting. The Board urges Stockholders to vote “FOR” of Item 1.

It is important that your shares be represented and voted at the Special Meeting.  We hope you will be able to attend the Special Meeting. Whether or not you expect to attend the Special Meeting, please vote your shares using the enclosed proxy card. You may vote via internet at  www.proxyvote.com following the instructions therein; or vote by phone 1-800-690-6903 until 11:59 P.M. Eastern Time the day before the cut-off date or Special Meeting date, or simply sign the proxy card where required, note the number of shares you own and if you will attend the Special Meeting in person, and return the card in the envelope provided to us in the postage-paid envelop we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  Of course, you may also vote your shares in person at the Special Meeting.

By order of our Board of Directors,

/s/ Brian Collins

Brian Collins
Chief Executive Officer

March 20, 2017

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE,

“FOR” THE PROPOSAL.

Important Notice Regarding the Availability of Proxy Materials for the Special Stockholder Meeting to Be Held at 10:00 a.m. on April 14, 2017 Eastern Standard Time The Notice of Special Meeting, proxy statement is available at www.proxyvote.com.

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PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of One Horizon Group, Inc. of proxies to be voted at our Special Meeting of Stockholders, to be held on April 14, 2017, and at any Special Meeting following postponement or adjournment of the Special Meeting.

You are cordially invited to attend the Special Meeting, which will begin at 10:00 AM (EST).  The Special Meeting will be held at 1450 Broadway, Floor 26, New York NY 10018.  Stockholders will be admitted beginning at 9:30 AM (EST).

You will need to bring a valid government-issued photo ID to enter the Special Meeting. If your shares are held in the name of a bank, broker, or other nominee and you plan to attend the Special Meeting, you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the Special Meeting.

IMPORTANT—PLEASE READ

Whether or not you expect to attend the Special Meeting in person, we urge you to vote your proxy at your earliest convenience. This will ensure the presence of a quorum at the Special Meeting and will save us the expense of additional solicitation. Sending in your proxy card and voting will not prevent you from voting your shares at the Special Meeting, or changing your vote, if you desire to do so. It will also help us provide adequate seating if you note that you will attend. Your proxy is revocable at your option in the manner described in the Proxy Statement.

Proxies and Voting Procedures

You can vote via one of the following methods:

1)	Vote By Internet: You may vote via internet at www.proxyvote.com, Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or Special Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
2)	Vote In Person: If you choose to vote in person at the Special Meeting, please request a proxy card upon arrival at the Special Meeting and return the completed card to the Inspector of Elections prior to the vote.
3)	Vote By Phone 1-800-690-6903. Use any touch-tone telephone to transmit your voting instruction up until 11:50 P.M. Eastern Time the date before the cut-off date or Special Meeting date .Have your proxy card in hand when you call and then follow the instruction.
4)	Vote By Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If your shares are held in “street name,” you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the Special Meeting.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the Special Meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the Special Meeting and not revoked will be voted at the Special Meeting in accordance with your instructions.

If you hold your shares through a broker, your shares may be voted even if you do not attend the Special Meeting.

Abstentions and broker non-votes do not have the effect of votes in opposition to a director. Abstentions are also counted towards determining a quorum.

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If any other matters are properly presented at the Special Meeting for consideration, including, among other things, consideration of a motion to adjourn the Special Meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  If the Special Meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned Special Meeting.  You will still be able to revoke your proxy until it is voted.  At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the Special Meeting.

Stockholders Entitled to Vote

You are entitled to vote at the Special Meeting all shares of our common stock that you held as of the close of business on the record date.  Each share of our common stock is entitled to one vote with respect to each matter properly brought before the Special Meeting.

On March 13, 2017, the record date, there were 36,766,714 shares of common stock issued and outstanding.

A list of stockholders entitled to vote at the Special Meeting will be available at the Special Meeting, and for 10 days prior to the Special Meeting, at 1450 Broadway, Floor 26, New York NY 10018 between the hours of 9:00 a.m. and 4:00 p.m. EST.

Required Quorum

The presence, in person or by proxy, of the holders with one third of the voting power at the Special Meeting shall constitute a quorum, which is required in order to transact business at the Special Meeting.

Cost of Proxy Distribution and Solicitation

OHGI will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies.  Proxies may be solicited on behalf of OHGI in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of OHGI, who will receive no additional compensation for soliciting.  In accordance with the rules of the Securities and Exchange Commission, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of OHGI stock.

PROPOSAL 1

Approval of a resolution of the Board of Directors to effect a reverse split of the Company’s ISSUED AND OUTSTANDING common stock

We are seeking shareholder approval of a resolution of the Board of Directors approving a reverse split of the Company’s issued and outstanding Common Stock, par value $0.001 per share, on the basis of six (6) share for every one (1) outstanding shares, so that six outstanding shares of Common Stock before the reverse stock split shall represent one share of Common Stock after the reverse stock split (the “Reverse Split Proposal”) and to amend the Company's Certificate of Incorporation to effect the Reverse Split Proposal.

The Board unanimously approved, and recommended seeking shareholder approval of this Reverse Split Proposal, on March 3, 2017.

Purpose of the Reverse Stock Split

The Company’s Board of Directors has determined that it is in our best interest to effect a reverse split of our issued and outstanding Common Stock of one share for every six shares outstanding so that every six outstanding shares of Common Stock before the stock split shall represent one share of Common Stock after the stock split with all fractional shares rounded up to the next whole share (the “Reverse Stock Split”). The Board of Directors believes that our Common Stock is undervalued and that the Reverse Stock Split will allow the Company’s Common Stock to trade in a more realistic price range.

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Additionally, the Board believes that the Reverse Stock Split could help maintain the Company’s listing on The NASDAQ Capital Market.

NASDAQ Listing Rule 5550(a)(1) requires a minimum bid price of $1 per share for a NASDAQ listed company to continue listing on the NASDAQ Capital Market (the “Minimum Bid Price Rule”). The closing bid prices of the Company’s Common Stock have been below $1.00 per share for a number of consecutive business days. On March 2, 2016, the Company received a letter from the NASDAQ Stock Market LLC (“NASDAQ”). NASDAQ indicated in its letter that, based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets the requirement set forth in Listing Rule 5550, which requires listed securities to maintain a minimum bid price of $1 per share. On August 30, 2016, pursuant to Listing Rule 5810, the Company was granted a period of 180 calendar days to regain compliance. Compliance can be achieved by meeting the standard of a minimum bid price of $1 per share for a minimum of 10 consecutive business days at any time during the 180 day period. The additional 180 calendar days expired on February 26, 2017. On February 28, 2017, the Company received a notice from NASDAQ stating that the NASDAQ has determined, unless the Company timely requests an appeal its determination, before Nasdaq’s Hearing Panel (the “Panel”) by March 7, 2017, to delist the Company’s common stock from the Nasdaq Capital Market because the Company is not in compliance with the Minimum Bid Price Rule. On March 2, 2017 the Company filed a request for a hearing before the Panel. On March 3, 2017, NASDAQ informed the Company that they were granted a hearing to be held on April 20, 2017 (the “Hearing”). As such, the delisting action, referenced above, has been stayed, pending a final written decision by the Panel at the Hearing.

As such, the Board believes it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split to increase the market price of the Company’s Common Stock so that the Company is able to regain compliance with the Minimum Bid Price Rule.

Certain Risks Associated With the Reverse Stock Split

While the Board believes that the Company’s Common Stock would trade at higher prices after the consummation of the Reverse Stock Split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed two, three or four times the market price of the Common Stock prior to the Reverse Stock Split. In some cases, the total market value of a company following a reverse stock split is lower, and may be substantially lower, than the total market value before the reverse stock split. In addition, the fewer number of shares that will be available to trade could possibly cause the trading market of the Common Stock to become less liquid, which could have an adverse effect on the price of the Common Stock. We cannot provide any assurance that the Company’s Common Stock will meet the NASDAQ Capital Market continued listing requirements following the Reverse Stock Split. The market price of the Common Stock is based on our performance and other factors, some of which may be unrelated to the number of our shares outstanding.

In addition, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stock.

Principal Effects of the Reverse Stock Split

On the effective date of the Reverse Stock Split, each six shares of our Common Stock issued and outstanding immediately prior to the Reverse Stock Split effective date (the “Old Shares”) will automatically and without any action on the part of the stockholders be converted into one share of our Common Stock (the “New Shares”). In the following discussion, we provide examples of the effects of a one-for-six reverse stock split.

Corporate Matters. The Reverse Stock Split would have the following effects based upon the number of shares of Common Stock outstanding as of March 13, 2017:

•	in a one-for-six reverse stock split, every six of our Old Shares owned by a stockholder would be exchanged for one New Share; and

•	the number of shares of our Common Stock issued and outstanding will be reduced from 36,766,714 shares to 6,127,785 shares.

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The Reverse Stock Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. As described below, stockholders and holders of options and warrants holding fractional shares will have their shares rounded up to the nearest whole number. Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.

Increase in the Number of Shares of Common Stock Available for Future Issuance - By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, a reverse stock split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund future operations of the Company.

Fractional Shares. No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the one for two reverse stock split ratio, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

Options and Warrants.   All outstanding options, warrants, notes, debentures and other securities convertible to Common Stock will be adjusted as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the one-for-six ratio.

Authorized Shares. The Company is presently authorized, under its Amendment to the Certificate of Incorporation, to issue 250,000,000 shares of Common Stock at a par value of $0.0001 per share. Upon effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock would remain the same, although the number of shares of Common Stock issued and outstanding will decrease. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. The issuance in the future of additional shares of our Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of our Common Stock. The effective increase in the number of authorized but unissued and unreserved shares of the Company’s Common Stock may be construed as having an anti-takeover effect as further discussed below. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares, the ownership interest of holders of our Common Stock would be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our Common Stock. The Company does not currently have any plans, proposal or arrangement to issue any of its authorized but unissued shares of Common Stock.

Accounting Matters. The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion to the Reverse Stock Split ratio (that is, in a one-for-six reverse stock split, the stated capital attributable to our Common Stock will be reduced to one half of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will also be increased because there will be fewer shares of our Common Stock outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split was not proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to our Board of Directors and stockholders. Other than the Reverse Stock Split and Amendment, our Board of Directors does not currently contemplate recommending the adoption of any other corporate action that could be construed to affect the ability of third parties to take over or change control of the Company.

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The number of shares held by each individual stockholder will be reduced if the Reverse Stock Stock Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

The Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act. If the proposed Reverse Stock Split is implemented, our Common Stock will continue to be reported on The NASDAQ Capital Market under the symbol “OHGI” (although NASDAQ will add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred). We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Federal Income Tax Consequences of a Reverse Stock Split

The following discussion is a summary of certain U.S. federal income tax consequences of the reverse stock split to the Company and to shareholders that hold shares of Common Stock as capital assets for U.S. federal income tax purposes. This discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code, and U.S. administrative rulings and court decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, and differing interpretations. Changes in these authorities may cause the U.S. federal income tax consequences of the reverse stock split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances or to shareholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non−U.S. persons for U.S. federal income tax purposes, certain former citizens or long−term residents of the United States, insurance companies, tax−exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are partnerships or other pass−through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, traders that mark−to−market their securities, persons subject to the alternative minimum tax, persons who hold their shares of Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired their shares of Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds shares of Common Stock, the tax treatment of a partner thereof will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding shares of the Company's common stock, you should consult your tax advisor regarding the tax consequences of the reverse stock split.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the federal income tax consequences of the reverse stock split. The state and local tax consequences of the reverse split may vary as to each shareholder, depending on the jurisdiction in which such shareholder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse stock split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company. We believe that the reverse stock split will constitute a reorganization under Section 368(a)(1)(E) of the Internal Revenue Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the reverse stock split. In addition, we do not expect the reverse stock split to affect our ability to utilize our net operating loss carryforwards.

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Tax Consequences to Shareholders. Shareholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of the reverse stock split, except to the extent of any cash received in lieu of a fractional share of Common Stock (which fractional share will be treated as received and then exchanged for cash). Each shareholder's aggregate tax basis in the Common Stock received in the reverse stock split, including any fractional share treated as received and then exchanged for cash, should equal the shareholder's aggregate tax basis in the Common Stock exchanged in the reverse stock split. In addition, each shareholder's holding period for the Common Stock it receives in the reverse stock split should include the shareholder's holding period for the Common Stock exchanged in the reverse stock split.

In general, a shareholder who receives cash in lieu of a fractional share of Common Stock pursuant to the reverse stock split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the reverse stock split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss equal to the difference between the amount of cash received and the shareholder's tax basis allocable to the fractional share. Any capital gain or loss will generally be long−term capital gain or loss if the shareholder's holding period in the fractional share is greater than one year as of the effective date of the reverse stock split. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain shareholders who own more than a minimal amount of common stock (generally more than 1%) or who exercise some control over the affairs of the Company. Shareholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

The Reverse Stock Split will be accomplished by amending the Company’s Certificate of Incorporation to include the paragraph immediately below substantially in the following form:

“On April 14, 2017, at a special meeting of the Corporation’s shareholders, a majority of the shareholders constituting a quorum, upon obtaining the Corporation’s Board of Directors’ approval on March 3, 2017, approved a 6 to 1 reverse stock split to be effective upon the Corporation's receipt of written notice from the Financial Industry Regulatory Authority ("FINRA") that the Corporation's request to process documentation with respect to the aforementioned reverse stock split pursuant to FINRA Rule 6490 has occurred (the “Split Effective Date”), each six shares of the corporation’s common stock issued and outstanding immediately prior to the Split Effective Date (the “Old Common Stock”) shall automatically reclassified and changed into one share without any action on part of the holder thereof, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the “New Common Stock”). Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No fractional shares of New Common Stock of the Corporation shall be issued. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded to the next whole share.”

A copy of the form of Certificate of Amendment to the Certificate of Incorporation of the Company is attached hereto as Appendix A.

The Reverse Stock Split will become effective at such future date as determined by the Board of Directors, as evidenced by the filing of the Amendment with the Secretary of State of the State of Delaware (which we refer to as the “Effective Time”), but in no event earlier than the 20th calendar day following the mailing of this Information Statement. Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

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As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Stock Split has been effected. The Company expects that its transfer agent, Nevada Agency and Transfer Company will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders. No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. Nevada Agency and Transfer Company does not charge a fee for each certificate issued representing New Shares.

Vote Required and Recommendation

Approval of this proposal will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the Special Meeting

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE Approval of THE resolution of the Board of Directors to effect a reverse split of the Company’s ISSUED AND OUTSTANDING common stock

BENEFICIAL OWNERSHIP OF OHGI COMMON STOCK

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable.

As of March 13, 2017, we had a total of 36,766,714 shares of common stock and 170,940 shares of preferred stock issued and outstanding, which are the only issued and outstanding equity securities of the Company. The preferred stock does not have voting rights with respect to the proposals contained herein, but we include such stock on as converted basis for purposes of the following table.

The following table sets forth, as of March 1, 2017: (a) the names and addresses of each beneficial owner of more than 5% of our common stock and preferred stock (taken together as one class) known to us, the number of shares of common stock and preferred stock beneficially owned by each such person, and the percent of our common stock and preferred stock so owned; and (b) the names and addresses of each director and executive officer, the number of shares our common stock and preferred stock beneficially owned, and the percentage of our common stock and preferred stock so owned, by each such person, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our common stock and preferred stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock and preferred stock, except as otherwise indicated. Individual beneficial ownership also includes shares of Common Stock that a person has the right to acquire within 60 days from March 1, 2017.

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Name of Person or Group	Amount And Nature of Beneficial Ownership(1)	Percent

Principal Stockholders:

Alexandra Mary Johnson 44 Fairway Lakes Village Caldecott Hall Fritton Great Yarmouth Norfolk, NR31 9EY United Kingdom	1,942,666	5.43%

Adam Christie Thompson 547A Wellington Road Crisfield, MD 21817	1,942,666	5.43%

Century River Limited Rooms 1105-12, 11F Nan Fung Tower 173 Des Voeux Rd, Central Hong Kong	4,262,399	11.90%

Named Executive Officers and Directors:

Brian Collins	6,247,074	16.95%

Martin Ward	3,059,609	8.14%

Richard Vos	20,413	*

Nicholas Carpinello	10,700	*

Robert Law	10,684	*

Robert Vogler	205,284	*
All Executive Officers and Directors as a Group (6 persons):	9,553,765	25.98%

*	Less than 1%.
(1)	Except as otherwise indicated, each of the stockholders listed above has sole voting and investment power over the shares beneficially owned.

Vote Required and Recommendation

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STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2017 Annual Meeting of Stockholders must ensure that the proposal is submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and received by the Corporate Secretary of One Horizon Group, Inc, T1-017 Tierney Building, University of Limerick, Limerick, Ireland:

●	Not later than December 3, 2017, if the date of next year’s Annual Meeting is to be held on a day which is not more than 30 days in advance of the anniversary of this year’s Annual Meeting or not later than 30 days after the anniversary of this year’s Annual Meeting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required.  Stockholders may read and copy any document we file at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549 between the hours of 9:00 a.m. and 5:00 p.m. Eastern, except federal holidays and official closings.  Please call the SEC at (202) 551-8090 for further information on the public reference rooms.  Our SEC EDGAR and XBRL filings are also available to the public from the SEC’s website at http://www.sec.gov and our website at www.onehorizongroup.com.  Copies of SEC EDGAR filings, including those incorporated by reference in this proxy statement, can be obtained without charge by contacting the Company’s U.S. counsel, Hunter Taubman Fischer LLC’s office at 1450 Broadway, 26th Floor, New York, NY 10018.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC.  This means that we can disclose important information to stockholders by referring to those documents.  The information incorporated by reference is considered to be a part of this proxy statement, and later information we file with the SEC as specified below will update and supersede that information. We incorporate by reference the following documents filed with the SEC: (i) our Annual Reports and (ii) our Quarterly Reports.

OTHER MATTERS

As of the date of this proxy statement, the Company does not know of any other matters to be presented for action at the Special Meeting other than those listed in the Notice of Meeting and referred to herein. Additional business may properly be brought before the Special Meeting by or at the direction of the Board.

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Appendix A

FORM OF

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
ONE HORIZON GROUP, INC.

One Horizon Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

First: The Board of Directors of the Corporation (the “Board”), acting by Unanimous Written Consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution authorizing the Corporation to effect a  six to one  reverse split of the Common Stock, par value $0.0001, whereby every six issued and outstanding shares of the Corporation’s Common Stock (including each share of treasury stock), shall automatically and without any action on the part of the holder thereof be combined into one (1) fully paid and nonassessable share of Common Stock of the Corporation (the “Common Stock”) and to file this Certificate of Amendment:

Article 4 of the Certificate of Incorporation of the Corporation is hereby amended to include the following:

“On April 14, 2017, at a special meeting of the Corporation’s shareholders, a majority of the shareholders constituting a quorum, upon obtaining the Corporation’s Board of Directors’ approval on March 3, 2017, approved a 6 to 1 reverse stock split to be effective upon the Corporation's receipt of written notice from the Financial Industry Regulatory Authority ("FINRA") that the Corporation's request to process documentation with respect to the aforementioned reverse stock split pursuant to FINRA Rule 6490 has occurred (the “Split Effective Date”), each six shares of the corporation’s common stock issued and outstanding immediately prior to the Split Effective Date (the “Old Common Stock”) shall automatically reclassified and changed into one share without any action on part of the holder thereof, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the “New Common Stock”). Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No fractional shares of New Common Stock of the Corporation shall be issued. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded to the next whole share.”

Second: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by the undersigned on this ___ day of ___, 2017.

Brian Collins
Chief Executive Officer

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FORM OF PROXY CARD

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000321178_1 R1.0.1.15

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ONE HORIZON GROUP, INC.
Special Meeting of Stockholders
April 14, 2017 10:00 AM Eastern Standard Time

The undersigned hereby appoints Mr. Brian Collins, as proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of stock of One Horizon Group, Inc. which the undersigned is entitled to vote, as specified below on this card, at the Special Meeting of Stockholders of One Horizon Group, Inc. to be held at 1450 Broadway, 26th Floor, New York NY 10018 on Friday, April 14, 2017, at 10:00 AM Eastern Standard Time and at any adjournment or postponement thereof. The undersigned hereby revokes any proxy or proxies given prior to the date hereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000321922_2 R1.0.1.15

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